Exhibit 2.33

Exhibit A

THIS EIGHT PERCENT (8%) CONVERTIBLE PROMISSORY NOTE IS ISSUED IN EXCHANGE FOR A PORTION OF THAT CERTAIN CONVERTIBLE PROMISSORY NOTE ISSUED TO F&S CAPITAL PARTNERS LTD ON AUGUST 18, 2014. FOR PURPOSES OF RULE 144, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON AUGUST 18, 2014. FURTHER THIS NOTE IS ONLY A $300,000.00 PORTION OF THE ORIGINAL NOTE ISSUED TO F&S CAPITAL PARTNERS LTD ON AUGUST 18, 2014. TIDS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.

$300,000

NEWLEAD HOLDINGS LTD.

RIGHT PERCENT (8%) CONVERTIBLE PROMISSORY NOTE DATED MAY 15, 2015

FOR VALUE RECEIVED, NEWLEAD HOLDINGS LTD., a Bermuda corporation (hereinafter called "Borrower" or the "Company"), hereby promises to pay to Atlas Long-Term Growth Fund, LLC or its assigns or successors-in-interest (the "Holder") or order, without demand, the aggregate principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (the "Principal Amount”), together with interest thereon from the Issuance Date, payable on 6 months from issuance date (the "Maturity Date"). Interest shall accrue at a rate of eight percent (8%) per annum. All Interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. "Outstanding Balance" means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest (including with limitation Default Interest), collection and enforcements costs, and any other fees or charges incurred under this Note.

The following terms and conditions shall apply to this Convertible Note (the "Note"):

ARTICLE I

CONVERSION PRIVILEGES

The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until Note is paid in full regardless of the occurrence of an Event of Default but subject to Article II. The Holder shall be able to convert this Note starting from today's date and ending until the full amount of the Note has been converted. The Principal Amount of Note together with all unpaid interest accrued thereon and any other amounts payable hereunder, or such portion thereof, that has not previously been converted into common stock, of the Company (the "Common Stock") in accordance with Article II hereof, if any, shall be payable in full on the Maturity Date.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the Principal Amount together with all unpaid interest accrued thereon under this Note into shares of the Borrower's Common Stock as set forth below.

2.1     Conversion into the Borrower's Common Stock.

Conversion Price. The conversion price (the ''Conversion Price")shall be equal to the the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean a discount of thirty five percent (35%) of the Market Price "Market Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (I 0) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means, for any security as of any date, the closing bid price on the applicable trading market as reported by a reliable reporting service ("Reporting Service") designated by the Holder (i.e. Bloomberg) or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the principal securities exchange or other securities market on which the Common stock is then being traded.

Conversion. The Holder shall have the option, but shall not be required, to convert all or a portion of the Note into a number of fully paid and non-assessable shares of Common Stock (the "Conversion Shares"). The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount together with all unpaid interest accrued thereon of this Note to be converted by (y) the Conversion Price. The Company may deliver an objection to any Notice of Conversion within one Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company. Non ink-original Notice of conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization of any Notice of Conversion form) be required.

Mechanics of Conversion. As a condition to effecting the conversion set forth in Section 2.1(a) above, the Holder shall properly complete and deliver to the Company a Notice of Conversion, a form of which is annexed hereto as Exhibit B ("Conversion Notice" or “Notice of Conversion"). The Notice of Conversion shall set forth the Outstanding Balance together with all Unpaid intere.st accrued thereon of this Note to be converted and the date on which such conversion shall be effected (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon timely delivery to the Borrower of the Notice of Conversion, certificates evidencing that number of shares of Common Stock for the portion of the Note converted in accordance herewith shall be transmitted by the Company's transfer agent to the Holder by crediting the account of the Holder's broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Conversion by the date that is three (3) Trading Days after the Conversion Date (such third day being the "Share Delivery Date").The Borrower will not issue fraction shares or scrip representing fractions of shares upon conversion, but the Borrower will round the number of the shares up to the nearest whole share.

(a)     Obligation to Deliver Conversion Shares Absolute; Certain Remedies.

(i)     Obligation Absolute. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of applicable law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares. The Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. In the event that the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this note, the Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Holder in the amount of two hundred percent of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Borrow shall issue conversion shares upon a properly notices conversion. All payments under this Note (whether made by the Borrower or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "Taxes").

(b)     Failure to Deliver Common Stock Prior to Delivery Date. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties to this Note agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered as required by Section 2.1(c) by the Share Delivery Date (a “Conversion Default” ), Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Amount with the rescinded conversion shares returned to the Borrower (under Holder's and Borrower's expectations that any returned conversion amounts will tack hack to the original date of the Note). In addition, for each conversion, in the event that the shares are not delivered as required by Section 2.l(c) by the Share Delivery Date, the Borrower shall pay in cash to the Holder for each calendar day beyond the Delivery Date that the Borrower fails to deliver such Common Stock an amount equal to $2,000.00 (the “Conversion Default Payment”). Such cash amount shall be paid to the Holder by the fifth day of the month following the month in which it has accrued (the "Conversion Default Payment Due Date"). In the event such cash amount is not received by the Holder by the Conversion Default Payment Due Date, at the option of the Holder (without notice to the Borrower), the Conversion Default Payment shall be added to the Outstanding Balance of this Note and will tack back to the original date of the Note and interest shall accrue thereon in accordance with the terms of this Note. If the Company fails to request the issuance of the Conversion Shares underlying this Note from its transfer agent after receipt of a Notice of Conversion within TWO (2) Business days following the period allowed for any objection, the Company shall be responsible for any differential in the value of the converted shares underlying this Note between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered. In addition, if the Company fails to timely (within 3 business days). issue a treasury order to its transfer agent or otherwise cause to be delivered, the Conversion Shares per the instructions of the Holder, free and clear of all legends in legal free trading form, subject to all applicable securities laws, the Company shall allow Holder to add two (2) days to the look-back (the mechanism used to obtain the conversion price along with discount) for each day the Company fails to timely (3 business days)) deliver shares, on the next conversion.

Rescission. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(c)     Adjustment. The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.l(b), shall be subject to adjustment, for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events, from time to time while such conversion right remains outstanding, and upon the happening of certain events while this conversion right remains outstanding, as follows:

(d)     Reservation of Shares. The Borrower represents and warrants and covenants and agrees at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of this Note (based on the Conversion Price in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time as required to insure compliance with this provision. The Borrower represents and warrants and covenants and agrees that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue shares of the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of issuing the necessary shares of Common Stock in accordance with the terms and conditions of this Note. Should any of the above events in this section occur, Company will have three business days to increase the reserve with their transfer agent or this will constitute m Event of Default. The reserve amounts detailed in this Note is specific to this Note and it is in addition to any and all other shares reserved for the Holder in other notes or agreements. Further, it does not e amend nor affect any previous reserve amounts for the Holder. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default. Holder shall not be required to fund this note, until the proper amount of shares are reserved for this Note under the provisions of this Note or the Transfer Agent Letter relating to this Note.

(d)     Insufficient Authorized Shares. If, notwithstanding other provisions of this Note and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of tire Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorised Share Failure”), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "Authorization Failure Shares"), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this section to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

(e)     Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of common Stock issuable to the Holder in connection with a conversion of this Note, the company shall issue to the Holder the number of shares of commons Stock not in dispute and resolve such dispute in accordance with Section 5.19.

2.2     Effect of Certain Events.

(a)     Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower' s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(b)     Adjustment Due to Non-DWAC Eligibility. If, at any time when this Note is issued and outstanding thereafter, the Holder delivers a Notice of Conversion and at such time all DWAC Eligible Conditions (as defined herebelow) are not then satisfied, the Borrower shall deliver Conversion Shares to the Holder pursuant to Section 2.l(c) and the Non-DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Holder under this Note or the other Transaction Documents. The "Non-DWAC Eligible Adjustment Amount” is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (i) the Trading Price of the Common Stock on the Conversion Date, over (ii) the Trading Price of the Common Stock on the date the certificated Conversion Shares are freely tradable, clear of any restrictive legend and deposited in the Holder's brokerage account In any such case, Holder will use reasonable efforts to timely deposit such certificates in its brokerage account after it receives them and cause such restrictive legends to be removed, and, without limiting any other provision hereof, Borrower agrees to fully cooperate with Holder in accomplishing the same. Any fees charged to Holder for the stock being Non-DWAC Eligible shall be paid by the Borrower. "DWAC Eligible Conditions" shall mean that the Common Stock is DWAC eligible and can be electronically delivered to the Holder's Brokerage account.

(c)     Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or the addition of the Non-OW AC Eligible Adjustment Amount to the Outstanding Balance as a result of the events described in this Note, the Borrower, the Non-DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Holder under this Note or the other Transaction Documents. The Non-DWAC Eligible Adjustment Amount is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (i) the Trading Price of the Common Stock on the Conversion Date, over (ii) the Trading Price of the Common Stock on the date the certificated Conversion Shares are freely tradable, clear of any restrictive legend and deposited in the Holder's brokerage account. at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

2.3     Method of Conversion. Note may be converted by the Holder, in whole or in part, as described in Section 2.l(a) hereof. Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest which shall not have been converted or paid.

2.4     Limitations on Conversion. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof. If the Company is or becomes fully reporting to the U.S. Securities & Exchange Commission, it shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the "Maximum Percentage") of the Common Stock. If the Company is or becomes a pink sheet company that is not fully reporting to the U.S. Securities & Exchange Commission, the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.99% (the "Maximum Percentage") of the Common Stock The Holder, upon not less than 61 days' prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provision of this section, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provision of this section shall continue to apply. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of l 934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally to the Holder and, if requested, in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, pursuant to this Note.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events shall be an Event of Default hereunder (“Event of Default”) (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

3.1     Failure to Pay. The Company fails to (i) pay the Principal Amount or (ii) interest under this Note by the Maturity Date;

3.2     Breach of Covenant. The Company shall mil to perform or observe, in any respect, any covenant, condition, agreement or obligation of the Company under this Note;

3.3     Breach of Representations and Warranties. Any representation or warranty of the Company made, in this Note, said statement or certificate given in writing pursuant hereto or in connection therewith or any other report, financial statement or certificate shall be false or misleading in any respect;

3.4     Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed or the Company admits in writing its inability to pay its debts generally as they mature;

3.5     Bankruptcy. Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company and if instituted against them are not dismissed within THIRTY (30) days of initiation. The Company suffers any appointment of any custodian or the like for it or any substantial art of its property that is not discharged or stayed within 30 days; the Company makes a general assignment of the benefit of creditors; the Company fails to pay or states that it is unable to pay, or is unable to pay its debts generally as they become due;

3.6     Beginning 15 days after the Issuance Date, the failure of any of the DWAC Eligible Conditions to be satisfied at any time thereafter during which the Company has obligations under this Note or the Company loses its status as "DTC Eligible"; or the Company's shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the OTC System; or the Company shall become delinquent in its filing requirements as a fully reporting issuer registered with the SEC; or (x) the Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website

3.7     Reservation Default. Failure by the Company to i) have reserved for issuance upon conversion of this Note the amount of Common stock as set forth in the Letter to Transfer Agent or ii) to replenish the reserve set forth in the Letter to Transfer Agent within three business days of the request of the Holder.

3.8     Withdrawal from registration of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), either voluntary or involuntary;

3.9     Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company's ability to continue as a "going concern" shall not be an admission that the Company cannot pay its debts as they become due;

3.10     The Company shall fail to maintain the listing and/or quotation, as applicable, of the Common Stock on any exchange or market, trading or quotation facility;

3.11     The Company shall fail to comply with the reporting requirements of the 1934 Act; Any cessation of operations by the Company or the Company admits it is otherwise generally unable to pay its debts and such debts become due;

3.12     In the event that the Company replace its transfer agent, the Company fails to provide, fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered (including but not limited to the provision to irrevocable reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Holder and the Company;

3.13     The Company shall fail for any reason to deliver unrestricted certificates to a Holder prior to the fifth Trading Day after a Conversion Date or the company shall provide at any time notice to the Holder, including by way of public announcement, of the Company's intention to not honor requests for conversion of any Notes in accordance with the terms hereof or the Company shall fail to deliver documents requested by the Holder or the Holder's brokerage firm which the Holder or the Holder's brokerage firm deem necessary to allow Holder to sell the Company's stock or the Company fails to remove or directs its transfer agent not to remove or impairs, delays or/or hinders its transfer agent from removing any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note. An additional fee of $250 per day will be charged to the Company for failure to issue unrestricted shares which shall increase to $500 per day beginning on the I 0th day that shares have not been delivered;

3.14     The Company fails to provide an issuance letter confirming that Holder is not an affiliate and that the shares are being issued in good order requested by the Holder in order to enable the holder to have their converted securities accepted and sold by their brokerage firm, or the Company attempts to prevent, block or frustrate in any manner, the Holder from converting this Note;

3.15     The Company shall not replenish the reserve set forth in this Note, within three business days of the request of the Holder;

3.16     Company indicates by check mark on the cover page of an SEC report filing that it has not submitted electronically and posted on its corporate website, if any, every Interactive data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

3.17     Borrower indicates by check mark on the cover page of an SEC report filing that it is a shell company (as defined in Rule 12b-2 of the Exchange Act)

Upon the occurrence of any Event of Default, (a) the Outstanding Balance, plus accrued but unpaid interest, shall immediately increase to 150% of the Outstanding Balance immediately prior to the occurrence of the Event of Default and such increase in the Outstanding Balance shall tack back to the date of the original Note, (b) this Note shall then accrue interest at the Default Interest Rate which shall be the lowest of (a) eighteen percent (18%), or (b) highest rate permitted under applicable law, during a default on a Note and (c) The Variable Conversion Price set forth herein shall be amended to a discount of fifty five percent (55%) to the Market Price (collectively, the "Default Effects"). Should any interest or other charges paid by Borrowers result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the Holder hereof. Holder shall make adjustments in the Note as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess all be automatically credited against and in reduction of the outstanding principal balance. The Default Effects shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action. The Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind regarding an Event of Default. Further, upon the occurrence and during the continuation of any Event of Default, the Holder may by written notice to the Borrower declare the entire Outstanding Balance immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding; provided, however, that upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary ("Automatic Acceleration"). The Holder shall retain all rights under this Note and the Transaction Documents, including the ability to convert the then Outstanding Balance of this Note at all times following the occurrence of an Automatic Acceleration until the entire then Outstanding Balance has been paid in full. If one or more of the "Events of Default" as described in the Agreement shall occur, the Borrower agrees to pay all costs and expenses, including reasonable attorney's fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note. The Borrower covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, the Borrower shall notify Holder in writing within one day of any of the above Events of Default. If the Holder shall commence an action or proceeding to enforce any provision of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the older shall be reimburse by the Company for its attorney's fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

ARTICLE IV

COVENANTS

Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not directly or indirectly:

The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate purpose; the Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(a)     The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(b)     Piggyback Registration Rights. The Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

ARTICLE V

REDEMPTION RIGHTS

Subject to the provisions of this Article V, at any time (a) within ninety (90) days after the Effective Date, the Company may deliver a notice to the Holder (an "Optional Redemption Notice" and the date such notice is deemed delivered hereunder, the "Optional Redemption Notice Date" ) of its irrevocable election to redeem all of the then outstanding principal amount together with all unpaid interest accrued thereon of this Note for cash at a redemption price equal to 150% multiplied by all of the then outstanding principal amount together with all unpaid interest accrued thereon of this Note, on the 201h Trading Day following the Optional Redemption Notice Date (such date, the "Optional Redemption Date", such 20 Trading Day period, the "Optional Redemption Period" and such redemption, the "Optional Redemption "), The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of ihe Equity Conditions (as defined below) shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company after the day on which any such Equity Condition has not been met in which ease the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. "Equity Conditions" means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for such period) or (ii) all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption may be resold pursuant to Rule 144 during such period, (d) the Common Stock is trading on a Trading Market and all of the shares issWJ.ble pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Conversion Shares issuable upon conversion of such portion of this Note being redeemed at such time, (I) there is no existing Event of Default and, to the actual knowledge of the Company, no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares issuable to the Holder upon conversion of such portion of this Note subject to an Optional Redemption would not violate the limitations set forth in Section 2.3 under this Note and (h) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information. Notwithstanding the foregoing, the Holder may elect to convert the outstanding principal amount of the Note subject to an Optional Redemption Notice pursuant to Article II at any time prior to actual payment in cash for any redemption under this Section 5 by the delivery of an irrevocable Notice of Conversion to the Company.

ARTICLE VI

MISCELLANEOUS

All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and either faxed, mailed, e-mailed or delivered to each party at the respective addresses of the parties. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing on the Trading Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; (d) when faxed, upon confirmation of receipt; (e) when e-mailed, upon e-mail being sent.

6.2     Amendment Provision. No provision of this Note may be modified or amended without the prior written consent of the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

6.3     Assignability. Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. Subject to the prior written consent of the Company, the Holder may assign or transfer this Note to any transferee or have the shares that it converts under this Note sent to any third party. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note registered as the Holder may request and the Company may accept, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Nate, acknowledge and agree that, following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

6.4     Cost of Collection If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees, subject being provided proper supporting documentation.

6.5     Governing Law The Note shall only be governed by and construed in accordance with the laws of the State of Florida, including, but not limited to, Florida's statutes of limitations, without regard to principles of conflicts of law. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts in Miami, Florida. HOLDER AND COMPANY WAJVE ANY RIGHT TO A JURY TRIAL OF ANY CLAJM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR AY TRANSACTION CONTEMPLATED HEREIN, INCLU!DNG CLAJMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Both parties and the individuals signing this Note on behalf of the Company agree to submit only to the exclusive jurisdiction of such courts in Miami, Florida. If the jury waiver set forth in this section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Note or any of the transactions contemplated herein will be finally settled by binding arbitration in Miami, Florida, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Florida laws to the resolution for any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment of the award rendered by the arbitrator may be entered in any court having jurisdiction of the award render by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of the Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or unenforceability of any other provision of the Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Company's obligations to Holder, or to enforce a judgment or other decision in favor of the Holder. Notwithstanding the foregoing, the Holder may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expense of the arbitration, including the arbitrators fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all or a share of such expenses, both parties shall share equally in the payment of the arbitrator's fees as and when billed by the arbitrator. This Note shall he deemed an unconditional obligation of Company for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Company by summary proceeding or summary judgment or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder's rights hereunder or Borrower's Obligations to Holder are deemed a part of Note, whether or not such other document or agreement was delivered together herewith or was executed apart from Note.

6.6     Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment may be due or action shall be required on the next succeeding Trading Day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

6.7     Entire Understanding. The Note between the Borrower and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Borrower and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder. Any questions regarding interpretation of this Note shall be solely construed by the Holder in their sole discretion.

6.8     Registration Rights. The Company hereby grants the right to the Holder, at Holder's expense, to require Company to register any and all issuances, past, present and future, directly connected to this specific Debt. If the Holder shall request the registration, the Company shall begin the registration process within thirty 30 days and the Holder shall have the following rights.

6.9     Legal Opinion. The Company's counsel has provided an opmrnn regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Company agrees and accepts that any licensed attorney may provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Company further agrees and accepts that their transfer agent shall be able to rely upon any licensed attorney's legal opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued \Ulfestricted in accordance with the appropriate exemption. If the Company attempts to refuse the legal opinion of a licensed attorney chosen by the Borrower, such refusal shall constitute an Event of Default under this

Note.

6.10     Post-Closing Expenses. The Borrower will bear any and all miscellaneous expenses of the Borrower and Holder that may arise post-closing which shall include, but are not limited to, the cost of legal opinion production, transfer agent fees, equity issuance fees, fees charged for delivering, vetting and accepting physical certificates, any and all fees and costs charged by the Holder's brokers in handling and transacting in the shares of the Company on behalf of the Holder "Post-Closing Expenses". Post-Closing Expenses shall retroactively offset the reduction of the principal balance of this Note that occurs through the conversions. Failure by the Borrower to honor this provision shall be deemed an Event of Default.

6.11     Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provision of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

6.12     Attorneys' Fees and Cost of Collection. In the event of any action at law or inequity to enforce or interpret the terms of this Note or any of the other documents related to this financing, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

6.13     Fees and Charges. The parties acknowledge and agree that upon the Borrower's failure to comply with the provisions of his Note, the Holder's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, the Holder's increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder, among other reasons. Accordingly, any fees, charges, and interest due under this Note are intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not a penalty, and shall not be deemed in any way to limit any other right or remedy Holder may have hereunder, at law or in equity. Each time the Company incorrectly challenges a conversion request or fails to provide the current issued and outstanding to the Noteholder within 5 business days of the request, the Principal Amount of this Note shall increase by one thousand dollars.

6.14     Notice of Corporate Events. Except as otherwise provided herein, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall notify the Holder in accordance with the Bermuda Companies Act 1981 as may be amended from time to time.

6.15     Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale, the conversion price, the closing bid price, the closing sale price or fair market value (as the case may be) or the calculation of the conversion price, any reduction or addition of principal balance to the Note, the Company or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Company of the Holder (as the case may be), the Company shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, closing bid price or other price (as the case may be) to an independent, reputable investment banks selected by the company and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Company. The company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

6.16     Current Notes. Investment via this Note is not contingent on any other investment and is a separate and independent from any other transaction or investment. This Note shall not form a legally binding contract and there shall be no obligations or liability for either party unless this Note has been paid for by the Holder. There is no legal obligation to fund this Note and this Note shall not be binding on either party until it has been funded by the Holder.

6.17     No circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the propose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

6.18     Non-Shell. The Company represents that it is not a "shell" issuer and bas never been a "shell" issuer or that if it previously has been a "shell" issuer that at least 12 months have passed since the Company has reported form 10 type information indicating it is no longer a "shell" issuer. Further, The company will instruct its counsel to either (i) write a 144 - 3(a(9)) opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder's counsel.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the 15th day of May 2015.

NEWLEAD HOLDINGS LTD.

By: _____________________________

Name:   Michail S. Zolotas

Title:     Chairman & CEO

ACKNOWLEDGED AND AGREED:

By: _____________________________

Name: Antonios Bertsos

Exhibit B

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $______________ of the principal amount and $__________ of the interest due on the Note issued by NEWLEAD HOLDINGS LTD. on ________________, 2015 into shares of common stock of NEWLEAD HOLDINGS LTD. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares to Be Delivered:

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Common Stock of the Company as determined pursuant to the provisions of Section 2.3 of the Note.

Signature:

Representation of Individual Officer of NewLead Holdings Ltd.

Re: Convertible Promissory Note Between NewLead Holdings Ltd. ("Borrower'') and Atlas Long-Term Growth Fund, LLC Dated May _________, 2015 ("Note")

In connection with the above referenced Note and exhibits and related agreements and instruments, herein the Agreement, and any present and any future conversion requests of Atlas Long-Term Growth Fund, LLC, we irrevocably confirm:

I. Borrower is not, and has not been, a shell Company as described in Rule 144 promulgated with reference to the Securities Act of 1933, as amended (the "Securities Act") nor is or was a "shell" as otherwise commonly understood;

2.     Borrower is, unless noted "Not Applicable," subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act ofl934, as amended (the "Exchange Act").

3.     Borrower has to the extent it has been subject to Exchange Act requirements for filing reports, filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and or has filed with the trading exchange or over the counter disclosure system all such reports and information to be deeded current in all public reporting.

4.     The original Debts noted in the above referenced Note, and the contents of the above referenced Note are accurate and Borrower did not and will not receive any new consideration for the exchange note issued to Atlas Long-Term Growth Fund, LLC.

5.     Borrower is now and will remain current with all obligations with its stock transfer agent and the U.S. Securities and Exchange Commission and the state of incorporation. Neither F&S Capital Partners LTC nor Atlas Long-Term Growth Fund, LLC is or has been an owner, affiliate or 10% or greater shareholder of Borrower, as that term is defined by Rule 144(a) of the Securities Act of 1933. Neither F&S Capital Partners LTC nor Atlas Long-Term Growth Fund, LLC, is directly or indirectly through one or more intermediaries, in control of, controlled by, or under common control with Borrower.

6.     Any and all approvals needed in relation to the above referenced Note, this letter, for the assistance of our transfer agent, etc., is obtained. The Note reflects, among other things, conversion rights we otherwise afford to the nonaffiliated debt holders.

Representations herein survive the issuance or closing of any instrument or matter, and we will cooperate as needed to give effect to and protect your rights including as to the transfer agent and you may rely upon these promises and representations.

Effective Date: May     , 2015

Very truly yours,